Exhibit 99.1

Colony Credit Real Estate, Inc. Announces

Second Quarter 2018 Financial Results

LOS ANGELES, August 7, 2018 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) today announced its financial results for the second quarter ended June 30, 2018.

Second Quarter 2018 Highlights and Subsequent Events

•	Completed name change to Colony Credit Real Estate, Inc. effective June 25, 2018

•	Added to the U.S. Small-cap Russell 2000 Index effective June 25, 2018

•	Second quarter 2018 GAAP net income attributable to common stockholders of $16.0 million, or $0.12 per diluted share, and core earnings of $40.3 million, or $0.31 per diluted share

•	Undepreciated book value of $3.1 billion, or $23.80 per diluted share, as of June 30, 2018

•

Declared and paid a monthly dividend of $0.145 per share of class A and class B-3 common stock for April, May and June. The dividend represents an annualized dividend of $1.74 per share of common stock, equating to an 8.3% annualized dividend yield based on the $21.00 closing price on August 3, 2018

•	Subsequent to quarter end, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of class A and class B-3 common stock for July and August

•

During the second quarter of 2018, allocated and initially funded $592 million and $460 million of capital, respectively. Funded an additional $18 million of capital for investments closed prior to the second quarter

•	Subsequent to quarter end, allocated and initially funded an additional $855 million and $380 million of capital, respectively, through closed deals or deals in advanced stages of execution

•	Subsequent to quarter end, closed first European investments, which includes the purchase of a triple net leased office campus and a preferred equity investment in a core-office development project

•

Year-to-date, allocated approximately $1.6 billion of total capital through closed deals or deals in advanced stages of execution, with an expected weighted average return on equity and total internal rate of return of approximately 11% and 13%, respectively

•	Increased master repurchase facility capacity by $250 million to $2.0 billion from $1.7 billion during the second quarter of 2018

•	As of August 3, 2018, total corporate liquidity of approximately $419 million through cash-on-hand of $39 million and availability under the corporate revolving credit facility of $380 million

Kevin P. Traenkle, President and Chief Executive Officer of Colony Credit Real Estate commented, “We are pleased to report the results of our first full quarter of operations as Colony Credit Real Estate. During the quarter and the few weeks subsequent to quarter’s end, we have made significant progress deploying our liquidity at a pace that is ahead of our original budgets. Due to this recent transaction volume, our second quarter results do not reflect our run-rate earnings primarily due to the timing of investment closings. As a result, we believe there will be considerable earnings growth in the coming quarters as we receive the full benefit from our robust capital commitments and deployment.”

Mr. Traenkle added, “As the global commercial real estate and economic cycles continue to mature, we look forward to taking full advantage of CLNC’s diversified investment mandate. In addition, we are excited to announce our first European investments, which leverage Colony Capital’s global infrastructure and provide our portfolio with further geographic diversification coupled with long-duration stable cash flows with attractive yields.”

Common Stock and Operating Partnership Units

As of August 3, 2018, the Company had approximately 127.9 million shares of class A and class B-3 common stock outstanding and the Company’s operating partnership had approximately 3.1 million operating partnership units (“OP units”) outstanding held by members other than the Company or its subsidiaries.

Dividend

The Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of class A and class B-3 common stock (the “common stock”) (i) for the monthly period ended April 30, 2018, which was paid on May 10, 2018, to stockholders of record on April 30, 2018, (ii) for the monthly period ended May 31, 2018, which was paid on June 11, 2018, to stockholders of record on May 31, 2018, and (iii) for the monthly period ended June 30, 2018, which was paid on July 10, 2018, to stockholders of record on June 29, 2018.

Subsequent to the end of the second quarter, the Company’s Board of Directors declared a monthly cash dividend of $0.145 per share of common stock (i) for the monthly period ended July 31, 2018, which will be paid on August 10, 2018, to stockholders of record on July 31, 2018, and (ii) for the monthly period ended August 31, 2018, which will be paid on September 10, 2018, to stockholders of record on August 31, 2018.

Non-GAAP Financial Measures and Definitions

Core Earnings

We present Core Earnings, which is a non-GAAP supplemental financial measure of our performance. We believe that Core Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with U.S. GAAP. This supplemental financial measure helps us to evaluate our performance excluding the effects of certain transactions and U.S GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. We also use Core Earnings to determine the incentive fees we pay to our Manager. For information on the fees we pay our Manager, see Note 11, “Related Party Arrangements” to our consolidated financial statements included in Form 10-Q to be filed with the U.S. Securities and Exchange Commission (“SEC”). In addition, we believe that our investors also use Core Earnings or a comparable supplemental performance measure to evaluate and compare the performance of us and our peers, and as such, we believe that the disclosure of Core Earnings is useful to our investors.

We define Core Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) depreciation and amortization, (vi) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (vii) one-time events pursuant to changes in U.S. GAAP and (viii) certain material non-cash income or expense items that in the judgment of management should not be included in Core Earnings. For clauses (vii) and (viii), such exclusions shall only be applied after discussions between our Manager and our independent directors and after approval by a majority of our independent directors.

Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating Core Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Core Earnings may not be comparable to the Core Earnings reported by other companies.

The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted average number of class A and class B-3 common shares and operating partnership units (held by members other than the Company or its subsidiaries).

Return on Equity

We present Return on Equity (“ROE”), which is a supplemental financial measure that represents the initial net investment-level earnings generated by an investment expressed as a percentage of the net equity capital invested. The Company calculates net investment-level earnings for investments in loans and CRE debt securities as the sum of the stated cash coupon income and any non-cash income (such as payment in-kind income and amortization/accretion of purchase discounts and origination, extension and exit fees) less investment-level financing costs. For investments in net lease real estate, the Company calculates net investment-level earnings by subtracting investment-level financing costs from net operating income. Net equity capital invested is calculated by taking the gross initial invested capital less any financing. With respect to certain loans and investment-level financing, the Company assumes the one-month USD LIBOR as of June 30, 2018 when calculating ROE. The Company’s ROE calculation relies on a number of assumptions and estimates that are subject to change, some of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations. As such, there can be no assurance that the actual ROE will be equivalent to the estimated ROE. In addition, the Company’s methodology for calculating ROE may differ from methodologies employed by other companies to calculate the same or similar supplemental financial measures, and accordingly, the presented ROE may not be comparable to the ROE reported by other companies.

Internal Rate of Return

We present Internal Rate of Return (“IRR”), which is a supplemental financial measure that represents the rate of return of an investment over a specific holding period expressed as a percentage of the net equity capital invested. It is the discount rate that makes net present value of all cash outflows equal to the net present value of cash inflows. The weighted average underwritten IRR reflects the returns underwritten and relies on a number of assumptions and estimates that are subject to change. Such assumptions and estimates around hold period, prepayments or defaults, cost of borrowing, cap rates, rent increases, operating costs, and exit assumptions, among many others, may be outside of the control of the Company. With respect to certain loans included in the weighted average underwritten IRR shown, the calculation assumes certain estimates with respect to the timing and magnitude of the initial future fundings for the total loan commitment and associated loan repayments. In addition, the Company’s methodology for calculating IRR involves subjective judgement and discretion and may differ from methodologies used by other companies, when calculating the same or similar supplemental financial measures and may not be comparable with other companies. Actual results may differ materially from the Company’s expectations. As such, there can be no assurance that the actual weighted average IRRs will be equivalent to the underwritten weighted average IRRs presented.

Second Quarter 2018 Conference Call

The Company will conduct a conference call to discuss the financial results on August 7, 2018 at 7:00 a.m. PT / 10:00 a.m. ET. To participate in the event by telephone, please dial (877) 407-0784 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8560. The call will also be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at www.clncredit.com. A webcast of the call will be available for 90 days on the Company’s website.

For those unable to participate during the live call, a replay will be available starting August 7, 2018, at 10:00 a.m. PT / 1:00 p.m. ET, through August 14, 2018, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13681027. International callers should dial (412) 317-6671 and enter the same conference ID number.

Supplemental Financial Report

A Second Quarter 2018 Supplemental Financial Report will be available on the Company’s website at www.clncredit.com. This information will be furnished to the SEC in a Current Report on Form 8-K.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation that intends to elect to be taxed as a REIT for U.S. federal income tax purposes for its taxable year ending December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company’s operating results may differ materially from the pro forma information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity, yields and/or internal rates of return on investments; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400

Colony Credit Real Estate was formed on January 31, 2018, through the combination of a select commercial real estate debt and credit real estate portfolio of Colony Capital, Inc. (“Colony Capital Investment Entities”) with substantially all of the assets and liabilities of NorthStar Real Estate Income Trust, Inc. and all of the assets and liabilities of NorthStar Real Estate Income II, Inc. For the period ending and prior to December 31, 2017, the following financial statements represent only the results of operations for the Colony Capital Investment Entities, the Company’s accounting predecessor, on a stand-alone basis. As a result, comparisons of the Company’s period to period accompanying consolidated financial information may not be meaningful.

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2018
	(Unaudited)	December 31, 2017
Assets
Cash and cash equivalents	$155,377	$25,204
Restricted cash	116,466	41,901
Loans and preferred equity held for investment, net	2,079,134	1,300,784
Real estate securities, available for sale, at fair value	198,151	—
Real estate, net	1,485,557	219,740
Investments in unconsolidated ventures ($241,453 and $24,417 at fair value, respectively)	731,642	203,720
Receivables, net	35,861	35,512
Deferred leasing costs and intangible assets, net	102,426	11,014
Other assets	95,215	1,527
Mortgage loans held in securitization trusts, at fair value	3,154,112	—

Total assets	$8,153,941	$1,839,402

Liabilities
Securitization bonds payable, net	$126,256	$108,679
Mortgage and other notes payable, net	884,729	280,982
Credit facilities	800,545	—
Due to related party	14,513	—
Accrued and other liabilities	46,814	5,175
Intangible liabilities, net	17,789	36
Escrow deposits payable	71,529	36,960
Dividends payable	18,993	—
Mortgage obligations issued by securitization trusts, at fair value	3,010,636	—

Total liabilities	4,991,804	431,832

Commitments and contingencies
Equity
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value per share
Class A, 905,000,000 shares authorized, 83,487,352 and 100 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	835	—
Class B-3, 45,000,000 shares authorized, 44,399,444 and no shares issued and outstanding as of June 30, 2018, and December 31, 2017, respectively	444	—
Additional paid-in capital	2,896,695	821,031
Retained earnings	97,715	258,777
Accumulated other comprehensive loss	(2,778)	—

Total stockholders’ equity	2,992,911	1,079,808
Noncontrolling interests in investment entities	96,953	327,762
Noncontrolling interests in the Operating Partnership	72,273	—

Total equity	3,162,137	1,407,570

Total liabilities and equity	$8,153,941	$1,839,402

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2018	2017
Net interest income
Interest income	$36,795	$36,904
Interest expense	(9,703)	(5,647)
Interest income on mortgage loans held in securitization trusts	39,496	—
Interest expense on mortgage obligations issued by securitization trusts	(36,459)	—

Net interest income	30,129	31,257

Property and other income
Property operating income	39,477	5,762
Other income	899	390

Total property and other income	40,376	6,152

Expenses
Management fee expense	11,791	—
Property operating expense	16,256	1,857
Transaction, investment and servicing expense	3,497	709
Interest expense on real estate	9,850	1,066
Depreciation and amortization	23,359	2,745
Administrative expense (including $1,798 and $0 of equity-based compensation expense, respectively)	6,884	3,729

Total expenses	71,637	10,106

Other income (loss)
Unrealized gain on mortgage loans and obligations held in securitization trusts, net	3,696	—
Realized loss on mortgage loans and obligations held in securitization trusts, net	(2,203)	—
Other gain (loss) on investments, net	10	(313)

Income before equity in earnings of unconsolidated ventures and income taxes	371	26,990
Equity in earnings of unconsolidated ventures	15,661	6,219
Income tax expense	(158)	(885)

Net income	15,874	32,324
Net (income) loss attributable to noncontrolling interests:
Investment entities	470	(9,375)
Operating Partnership	(336)	—

Net income attributable to Colony Credit Real Estate, Inc. common stockholders	$16,008	$22,949

Net income per common share – basic and diluted	$0.12	$0.48

Weighted average shares of common stock outstanding – basic and diluted	127,887	44,399

Dividends declared per share of common stock	$0.44	$—

COLONY CREDIT REAL ESTATE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

GAAP Net Income to Core Earnings

Three Months Ended June 30, 2018
Net income attributable to Colony Credit Real Estate, Inc. common stockholders	$16,008
Adjustments:
Net income attributable to noncontrolling interest of the Operating Partnership	336
Non-cash equity compensation expense	1,798
Transaction costs	2,342
Depreciation and amortization	24,321
Net unrealized gain on investments	(2,898)
Adjustments related to noncontrolling interests	(1,657)

Core earnings attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$40,250

Core earnings per share(1)	$0.31

Weighted average number of common shares and OP units(1)	130,962

(1)

The Company calculates core earnings per share, a non-GAAP financial measure, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the second quarter 2018, the weighted average number of common shares and OP units was approximately 131.0 million

GAAP Book Value to Undepreciated Book Value

As of June 30, 2018
GAAP book value (excluding noncontrolling interests in investment entities)	$3,065,184
Accumulated depreciation and amortization	51,440

Undepreciated book value	$3,116,624

Undepreciated book value per share(1)	$23.80

Total common shares and OP units outstanding(1)	130,962

(1)

The Company calculates undepreciated book value per share, a non-GAAP financial measure, based on the total number of common shares and OP units (held by members other than the Company or its subsidiaries) outstanding at the end of the reporting period. As of June 30, 2018, the total number of common shares and OP units outstanding was approximately 131.0 million